Gowling Lafleur Henderson LLP Barristers & Solicitors Patent & Trade Mark Agents

LOGO	Suite 5800, Scotia Plaza
40 King Street West
Toronto, Ontario
Canada M5H 3Z7
Telephone (416) 369-7200
Facsimile (416) 369-7250
www.gowlings.com

February 12, 2004

VIA EDGAR

Securities and Exchange Commission	EXHIBIT 5.2
450 Fifth Street, N.W
Washington, D.C. 20549

Dear Sirs/Mesdames:

CONSENT OF LEGAL COUNSEL

We hereby consent to the reference to our name in ATI Technologies Inc.’s registration statement on Form F-10 dated January 29, 2004, as amended, (the “Registration Statement”) as well as to the references to our name on the front page of the short form base shelf prospectus, under the heading “Legal Matters” and to the references to our opinions under the heading “Description of Debt Securities” without thereby admitting that we are “experts” under the United States Securities Act of 1933, as amended, or the rules and regulations of the United States Securities and Exchange Commission thereunder for purposes of any part of the Registration Statement (as it may be further amended from time to time), including this Exhibit.

Yours very truly,

/s/ GOWLING LAFLEUR HENDERSON LLP

Montreal          Ottawa          Toronto          Hamilton          Waterloo Region          Calgary          Vancouver          Moscow